UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 26, 2011

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Adoption of EA Bonus Plan Addendum

On May 26, 2011, the Executive Compensation and Leadership Committee (the “Committee”) of Electronic Arts Inc. (“EA”) adopted a Bonus Formula Addendum for fiscal year 2012 (the “Addendum”) pursuant to the EA Bonus Plan (the “Plan”). Bonuses are paid to our named executive officers pursuant to the Electronic Arts Executive Bonus Plan (the “Executive Bonus Plan”). When no bonuses are funded under the Executive Bonus Plan, the Committee may decide to award discretionary bonus payments to the named executive officers under the terms of the EA Bonus Plan.

Except as modified by the Addendum, the Plan and its material features remain unchanged. A copy of the full text of the Plan was filed on November 8, 2010 as Exhibit 10.1 to EA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. A copy of the full text of the Addendum is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Under the Plan, each eligible participant has an annual target bonus amount that is expressed as a percentage of his or her annual base salary. A participant’s actual bonus payment amount for a designated performance period is determined with reference to one or more of the following factors: (i) the participant’s annual target bonus; (ii) the participant’s individual performance, (iii) the Company’s financial performance as compared to pre-determined performance targets; and (iv) such other business-related performance measures as the Company deems appropriate to accomplish a business purpose.

The performance measures and weightings of such performance measures remain unchanged from fiscal year 2011. All eligible participants other than our Chief Executive Officer will have their fiscal 2012 bonuses determined as follows: (i) 20% based on the Company’s performance and (ii) 80% based on the participant’s individual performance and the achievement of measurable business objectives, including, but not limited to, business unit financial and operational performance metrics, such as profit and revenue targets. Cash bonuses awarded under the Plan for fiscal 2012 will be payable in or around June 2012 to all eligible regular status employees, including executive officers of the Company (and its subsidiaries and affiliates).

With respect to our Chief Executive Officer, John S. Riccitiello, a total of 75% of his fiscal 2012 bonus will be determined based on Company financial performance with the key metrics being (i) the Company’s non-GAAP earnings per share, (ii) the Company’s non-GAAP net revenue, and (iii) the Company’s digital revenue performance targets. The remaining 25% of Mr. Riccitiello’s fiscal 2012 bonus will be determined based on his individual performance and the achievement of other financial and operational objectives.

Approval of Performance-Based Restricted Stock Unit Awards

On May 26, 2011, the Committee also approved the terms of performance-based restricted stock unit awards (the “Performance-Based RSUs”) to be granted to certain EA employees at the level of executive vice president and higher. Grants of these Performance-Based RSUs are expected to be made on June 16, 2011.

These Performance-Based RSUs will be granted in lieu of a portion of the time-based RSUs that would otherwise have been granted for the purpose of further aligning the compensation of our executives with company performance, stockholders’ interests, and in response to the feedback provided by our stockholders.

The number of Performance-Based RSUs that vest will be based on EA’s total stockholder return (“TSR”) relative to the performance of those companies in the NASDAQ-100 Index on April 3, 2011 (the “NASDAQ-100”). The NASDAQ-100 Index is comprised of 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market based on market capitalization. TSR for EA and the NASDAQ-100 will be measured over a three year performance period covering fiscal years 2012 through 2014, with one year (fiscal 2012), two year (fiscal 2012 and 2013), and three year (fiscal 2012, 2013 and 2014) TSR measurement periods. The TSR for each measurement period will be calculated using a 90-day trailing average of the closing stock prices of the NASDAQ-100 at the end of each measurement period as compared to the 90 day trailing average of the closing stock prices of the NASDAQ-100 at the beginning of the measurement period.

A target number of Performance-Based RSUs for each participating executive will be determined for each measurement period. The actual number of shares that vest will be determined by the Committee based on the relative TSR for each measurement period and will range from 0% to 200% of the target amount. In order to vest in 100% of the target number of Performance-Based RSUs, EA’s TSR needs to be at the 60th percentile of the TSR of the NASDAQ-100. The 60th percentile was chosen because it requires EA to outperform the majority of companies in the NASDAQ-100. If our TSR is above the 60th percentile, the number of shares that vest will increase above the target number by 3% for each percentile above, and if our TSR is below the 60th percentile, the number of shares that vest will decrease below the target number by 2% for each percentile below; provided that, under no circumstances will the actual number of shares that vest for each measurement period exceed five times the monetary value per share of those award units on the date of grant.

Subject to certain exceptions described below and/or in the Performance-Based RSU award agreement, recipients of the Performance-Based RSUs must be employed by EA in order for the Performance-Based RSUs to vest. The Performance-Based RSUs may not be sold or transferred prior to vesting (other than by will or by the laws of descent and distribution). In addition, recipients of the Performance-Based RSUs are not entitled to receive dividends nor do they have any voting rights until the units vest and become shares of EA’s common stock. In the event of a change of control of EA (as defined in the Performance-Based RSU award agreement), prior to the expiration of the three-year performance period, the Committee shall certify the TSR as of the date of the change of control and that TSR will be applied to determine the number of shares that vest on each remaining vest date. The vesting of the Performance-Based RSUs may be accelerated to the earlier of: (a) the date on which, during the time period beginning on the change of control and ending on the first anniversary of the change of control, the recipient’s employment is terminated without cause by EA or is terminated for good reason by the recipient (as such terms are defined in the Performance-Based RSU award agreement); or (b) as of the change of control if, during the two months immediately preceding the change of control, the recipient’s employment is terminated by EA without cause, and such termination is made in connection with the change of control, as determined by the Committee in its sole discretion. To the extent that the acceleration of the Performance-Based RSUs, when taken together with other arrangements offered by EA or its affiliates, would cause a recipient to owe an excise tax under Section 280G of the Internal Revenue Code (“Section 280G”), the recipient’s award would be reduced to an amount that would not cause the Section 280G excise tax to apply. Notwithstanding the foregoing, if the recipient would receive a greater net after-tax benefit by having the Section 280G excise tax apply, the reduction described in the previous sentence would not be made.

The foregoing description of the Performance-Based RSUs does not purport to be complete and is qualified in its entirety by reference to the form of Performance-Based RSU award agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	EA Bonus Plan Addendum*

10.2	Form of Performance-Based Restricted Stock Unit Agreement *

*	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: June 1, 2011

By: /s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	EA Bonus Plan Addendum*

10.2	Form of Performance-Based Restricted Stock Unit Agreement *

*	Management contract or compensatory plan or arrangement.